UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2012

GRYPHON GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

611 N. Nevada Street
Carson City, Nevada 89703
(Address of principal executive offices)  (Zip Code)

 (604) 261-2229
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Gryphon Gold Corporation (the “Registrant”) entered into an executive employment agreement (the “Agreement”) with James T. O’Neil, Jr. pursuant to Mr. O’Neil’s appointment as Chief Financial Officer (the “CFO”) of the Registrant. The Agreement is described in more detail under Item 5.02 of this Current Report on Form 8-K.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Ted Sharp
Effective January 3, 2012, the Registrant accepted Ted Sharp’s resignation as CFO and appointed Mr. O’Neil as CFO of the Registrant, as described below.  Mr. Sharp’s resignation is not the result of any disputes, claims or issues with the Registrant. Mr. Sharp will work with Mr. O’Neil to facilitate an orderly transition of his responsibilities.

Appointment of James T. O’Neil Jr. as Chief Financial Officer
Effective January 3, 2012, the Registrant appointed Mr. O’Neil as its CFO.

Mr. O’Neil earned both his Bachelor of Science and a Master of Business Administration from Arizona State University. Most recently he served as Chief Financial Officer & Chief Operations Officer for Jipangu International from 2006 to the present. Previously he served as VP-Finance, Controller and Treasurer for Apollo Gold Corporation from 2004 – 2006. He started his career in 1973 at Asarco Incorporated in the capacity of Division Controller, Corporate Controller (2000-2001) and ending his career there as Vice President of Finance and Administration (2001-2004).

The Registrant is not aware of any family relationships, by blood, marriage, or adoption, between Mr. O’Neil and any other director or executive officer of the Registrant.  The Registrant knows of no transactions involving the Registrant during the last two years in which Mr. O’Neil had a direct or indirect interest.

In relation to Mr. O’Neil’s appointment as CFO, the Registrant entered into the Agreement effective January 4, 2012 (the “Effective Date”). Under the terms of the Agreement the Registrant has agreed to compensate Mr. O’Neil at a rate of $200,000 per year, with a standard benefits package of medical, dental, life and disability coverage. The Agreement shall terminate on the first anniversary of the Effective Date and may be extended for one or more additional annual periods by written agreement of the parties.

The foregoing description of the Agreement is qualified in its entirety by reference to the copy of the Agreement attached hereto as Exhibit 10.1.

The Registrant also granted Mr. O’Neil options to purchase 250,000 shares of common stock of the Registrant at a price of $0.25 per share (the “Shares”). The Shares shall vest 25% on each of March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012.

Item 9.01  Exhibits.

Exhibit	Description
10.1	Executive Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION. (Registrant)

Dated: January 6, 2012	By: /s/ John Key John Key Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Executive Employment Agreement